CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated January 30, 2001, relating to the financial statements and financial highlights of Strong Advisor Common Stock Fund, Strong Advisor Focus Fund, Strong Advisor Mid Cap Growth Fund, Strong Advisor Small Cap Value Fund, Strong Advisor Technology Fund, Strong Advisor U.S. Value Fund, Strong Balanced Fund, Strong Balanced Stock Fund (formerly known as Strong Schafer Balanced
Fund), Strong Blue Chip Fund, Strong Dividend Income Fund (formerly known as Strong American Utilities Fund), Strong Energy Fund (formerly known as Strong Limited Resources Fund), and Strong Growth and Income Fund, and our report dated December 5, 2001, relating to the financial statements and financial highlights of Strong Advisor Aggressive High-Yield Bond Fund, Strong Advisor Bond Fund, and Strong Advisor Short Duration Bond Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Financial Statements" and "Independent Accountants" in such Registration Statement.




PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
December 21, 2001